SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        June 18, 2009
                                                 --------------------------

                              ENGLOBAL CORPORATION
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             (Exact name of registrant as specified in its chapter)

              Nevada                    001-14217                88-0322261
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   (State or other jurisdiction        (Commission            (IRS Employer
        of incorporation)              File Number)         Identification No.)

  654 N. Sam Houston Parkway E., Suite 400, Houston, Texas          77060-5914
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          (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code            281-878-1000
                                                   -----------------------

           ----------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.        Other Events

On June 18, 2009, the Company issued a press release to report the results of its Annual Meeting of Stockholders, wherein the Company elected four directors to serve a one year term and received approval to adopt the ENGlobal Corporation 2009 Equity Incentive Plan, which authorized the issuance of up to 480,000 shares, the equivalent number of shares remaining under the expired ENGlobal Corporation 1998 Incentive Plan previously approved by stockholders on June 14, 2007. A copy of the press release is filed as exhibit 99.1 to this current report on form 8-K.

On June 18, 2009, the Company's Board of Directors approved a grant to each non-employee director of 15,625 shares of restricted common stock. The shares of restricted stock were granted pursuant to the Company's 2009 Incentive Plan. The restrictions on transfer and forfeiture will lapse in four quarterly installments beginning on September 30, 2009, so long as the grantee continues to serve as a member of the Company's Board of Directors.


Item 9.01.        Financial Statements and Exhibits.

(c) Exhibits.

Number            Exhibit
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99.1              Press Release, dated June 18, 2009, of ENGlobal Corporation



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ENGlobal Corporation
Date:  June 25, 2009     /s/      Natalie S. Hairston
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                         Natalie S. Hairston, Vice President-Investor Relations,
                         Chief Governance Officer and Corporate Secretary